HENDERSON GLOBAL FUNDS

                 WRITTEN INSTRUMENT ESTABLISHING AND DESIGNATING
                             A CLASS OF INTERESTS OF
                 THE HENDERSON INTERNATIONAL OPPORTUNITIES FUND

         The undersigned, constituting all of the Trustees of the Henderson Global Funds (the "Trust"), a statutory trust organized pursuant to a Declaration of Trust dated May 11, 2001 (the "Declaration of Trust"), pursuant to Section 6.3 of Article VI of the Declaration of Trust, do hereby establish a class of Interests of the Henderson International Opportunities Fund series of the Trust to be designated as Class R Shares. The relative rights and preferences of the Class R Shares shall be as set forth in the registration statement of the Trust for such Class R Shares as filed under the Securities Act of 1933 and the Investment Company Act of 1940, as amended from time to time.

         IN WITNESS WHEREOF, the undersigned have this 9th day of June, 2005 signed these presents.



                                                  /s/ C. Gary Gerst
                                                  -----------------
                                                  C. Gary Gerst,
                                                  Chairman and Trustee

                                                  /s/ Roland C. Baker
                                                  -------------------
                                                  Roland C. Baker, Trustee

                                                  /s/ Faris F. Chesley
                                                  --------------------
                                                  Faris F. Chesley, Trustee

                                                  /s/ Sean Dranfield
                                                  ------------------
                                                  Sean Dranfield, Trustee

                                                  /s/ Charles H. Wurtzebach
                                                  -------------------------
                                                  Charles H. Wurtzebach, Trustee